Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF
LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS

This Assignment and Assumption of Limited Liability Company Membership Interests (“Agreement”) is dated April 28, 2015 (the “Effective Date”) and made by SUMMIT HEALTHCARE OPERATING PARTNERSHIP, a Delaware limited partnership (“Assignor”) and SUMMIT UNION LIFE HOLDINGS, LLC, a Delaware limited liability company (“Assignee”).

The Assignor is the sole Member of Summit Salem, LLC, Summit Portland, LLC, Summit Lamar, LLC, Summit Monte Vista, LLC, Summit Front Royal, LLC and Summit Myrtle Point, LLC, each a Delaware limited liability company (each, a “Company” and, collectively, the “Companies”), holding one hundred percent (100%) of the membership interests in each Company ( the “Membership Interests”). The Assignor wishes to assign the Membership Interests to the Assignee, and the Assignee wishes to assume the Membership Interests. The Assignor and the Assignee may be referred to together as “Parties,” with each individually as “Party.”

The Parties therefore agree as follows:

1. Assignment and Assumption of the Membership Interests. The Assignor hereby assigns, transfers, delivers, and conveys to the Assignee the Membership Interests.

2. Acceptance of Assignment.

2.1 The Assignee hereby accepts and assumes the transfer, conveyance, and assignment of the Membership Interests, and the Assignor's obligations and duties relating to the Membership Interests, with respect to each Company under the Certificate of Formation and Limited Liability Company Agreement of each Company, and the Limited Liability Company Act of Delaware.

2.2 The Assignee hereby agrees to be substituted as a Member of each Company in the Assignor's name, place, and stead as to the Membership Interests, and as such to succeed to any and all of the Assignor's right, title, and interest whatsoever concerning the Membership Interests on and after the Effective Date.

2.3 The Assignee hereby assumes all of the duties, responsibilities, rights, and covenants to discharge all obligations of the Assignor in the Assignor's capacity as Member of each Company relating to the Membership Interests so assigned arising from and after the Effective Date (but assumes no liability for any of the duties, responsibilities, obligations, and liabilities of Assignor under relating to the Membership Interests arising before the Effective Date).

2.4 Assignee hereby agrees to be bound by the terms and conditions of each Company's Limited Liability Company Agreement.

3. Representations and Warranties of Assignor Concerning the Membership Interests. The Assignor represents and warrants to the Assignee each of the following:

3.1 The Assignor is the sole and lawful owner of the Membership Interests assigned under this Agreement.

3.2 The Assignor has the requisite power and authority to execute, deliver, and perform this Agreement.

4. Indemnity.

4.1 By Assignee. Assignee, shall indemnify, defend and hold harmless Assignor from and against all losses, claims, expenses, damages or liabilities of any kind, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with the Membership Interests on and after the Effective Date.

4.2 By Assignor. Assignor shall indemnify, defend and hold harmless Assignee from and against all losses, claims, expenses, damages or liabilities of any kind, including, without limitation, reasonable attorneys’ fees, arising out of or in connection with the Membership Interests prior to the Effective Date.

5. Entire Agreement; Amendment. This Agreement embodies and sets forth the entire agreement and understanding between the Parties relating to the subject matter hereof. This Agreement merges and supersedes any and all prior discussions, agreements, understandings. representations, conditions, warranties, covenants, and all other communications between them on or relating to the subject matter of this Agreement. Any amendment, modification, addendum, or revision of this Agreement is valid only if in writing and signed by the Party to be bound, in which event there need be no legal consideration therefor.

6. Governing Law. The laws of the State of Delaware govern this Agreement.

7. Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which is to be deemed an original and all of which together are to be deemed one and the same document. The exchange of copies of this Agreement and of signature pages by electronic transmission constitutes effective signing and delivery of this Agreement to the Parties, which may be used instead of the original Agreement for all purposes.

[Signatures on Next Page]

The Parties are signing this Agreement as of the Effective Date.

ASSIGNOR:	ASSIGNEE:

SUMMIT HEALTHCARE OPERATING PARTNERSHIP, a Delaware limited partnership	SUMMIT UNION LIFE HOLDINGS, LLC, a Delaware limited liability company

By: SUMMIT HEALTHCARE REIT, INC., a Maryland corporation	By: SUMMIT HEALTHCARE REIT, INC., a Maryland corporation
Its: General Partner	Its: Manager

By: _/s/ Kent Eikanas__________	By: _/s/ Kent Eikanas__________
Kent Eikanas	Kent Eikanas
President	President

Date: April 28, 2015	Date: April 28, 2015